UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 10, 2010

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By action taken May 10, 2010, the Board of Directors of Markel Corporation (the “Company”) elected the following persons to the offices indicated by their names:

Thomas S. Gayner	President and Chief Investment Officer

F. Michael Crowley	President and Co-Chief Operating Officer

Richard R. Whitt, III	President and Co-Chief Operating Officer

Gerard Albanese	Executive Vice President and Chief Underwriting Officer

Anne G. Waleski	Vice President, Treasurer and Chief Financial Officer

Nora N. Crouch	Controller and Chief Accounting Officer

Mr. Gayner, 48, has served as the Company’s Chief Investment Officer since 2001.

Mr. Crowley, 58, joined the Company in February 2009 as President, Markel Specialty. Before that, he served as President of Willis HRH North America from October 2008 to January 2009; President of Hilb Rogal & Hobbs Company (“HRH”) from September 2005 to October 2008; and Executive Vice President of HRH from 2004 to 2005.

Mr. Whitt, 46, has been the Company’s Chief Financial Officer since May 2005.

Mr. Albanese, 58, has been the Company’s Chief Underwriting Officer since January 2009. From September 2003 to August 2008, he served as President of Markel International, a subsidiary of the Company.

Ms. Waleski, 43, has been the Company’s Treasurer since 2003.

Ms. Crouch, 50, has been the Company’s Controller since 2003.

Each of these individuals participates in compensation and benefit plans sponsored by the Company. Messrs. Gayner, Crowley, Whitt and Albanese are each parties to an employment agreement with the Company, and Ms. Waleski will enter into a similar employment agreement. Except for conforming changes in the employment agreements to reflect new positions and a possible salary adjustment following an annual review by the Compensation Committee of the Markel Board of Directors currently scheduled for August 2010, no changes to the agreements are anticipated as a result of the individuals’ new positions.

At a meeting held on May 10, 2010, the Compensation Committee of the Company’s Board of Directors approved grants of Restricted Stock Units to Messrs. Gayner, Crowley, Whitt and Albanese. Each grant consisted of 2,780 Restricted Stock Units. 20% of the units vest after one year, and the balance after five years, with pro rata vesting in case of death, disability or retirement. Shares will be issued in respect of the initial 20% of the units promptly after vesting. The remaining shares will be issued only following termination of employment, except that issuance may occur earlier if designated share price targets are attained. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting. See Exhibit 10.2 for the form of Restricted Stock Unit Award Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 10, 2010, the Board of Directors of Markel Corporation amended and restated the Company’s Bylaws, adopting conforming changes to the changes in titles and management structure described under Item 5.02. A copy of the amended and restated Bylaws is attached as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Markel Corporation was held on May 10, 2010. At the annual meeting, shareholders elected directors for the ensuing year; ratified the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and approved performance criteria under the Company’s Executive Bonus Plan. The results of the meeting were as follows:

Election of Directors	For	Withheld Authority	Broker Non-Votes
J. Alfred Broaddus, Jr.	7,039,868	71,461	1,449,650
Douglas C. Eby	7,049,885	61,444	1,449,650
Stewart M. Kasen	7,055,411	55,918	1,449,650
Alan I. Kirshner	6,999,533	111,796	1,449,650
Lemuel E. Lewis	7,074,623	36,706	1,449,650
Darrell D. Martin	6,717,028	394,301	1,449,650
Anthony F. Markel	7,053,575	57,754	1,449,650
Steven A. Markel	7,053,576	57,753	1,449,650
Jay M. Weinberg	6,734,003	377,326	1,449,650
Debora J. Wilson	7,054,692	56,637	1,449,650

Ratification of Selection of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Votes
8,508,214	44,198	7,463	1,104

Approval of Performance Criteria under the Executive Bonus Plan

For	Against	Abstain	Broker Non-Votes
8,338,074	116,482	105,321	1,102

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws (filed herewith).

10.1	Form of Executive Employment Agreement. (Incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.)

10.2	Form of Restricted Stock Unit Award Agreement (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: May 14, 2010	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description

3.1	Amended and Restated Bylaws (filed herewith).

10.1	Form of Executive Employment Agreement. (Incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.)

10.2	Form of Restricted Stock Unit Award Agreement (filed herewith).